Report of Independent Registered Public Accounting Firm

To the Board of Directors and Shareholders
of iShares, Inc.,

In planning and performing our audits of the financial statements of the funds of iShares, Inc., as listed in the attached Appendix A, (hereafter referred to as the "Funds") as of and for the year ended August 31, 2012, in accordance with the standards of the Public Company Accounting Oversight Board (United States), we considered the Funds' internal control over financial reporting, including controls over safeguarding securities, as a basis for designing our auditing procedures for the purpose of expressing our opinions on the financial statements and to comply with the requirements of Form N-SAR, but not for the purpose of expressing an opinion on the effectiveness of the Funds' internal control over financial reporting.  Accordingly, we do not express an opinion on the effectiveness of the Funds' internal control over financial reporting.

The management of the Funds is responsible for establishing and maintaining effective internal control over financial reporting.  In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of controls.  A Fund’s internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles.  A Fund's internal control over financial reporting includes those policies and procedures that (1) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the Fund; (2) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the Fund are being made only in accordance with authorizations of management and Directors of the Fund; and (3)  provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of a Fund’s assets that could have a material effect on the financial statements.

Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements.  Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

A deficiency in internal control over financial reporting exists when the design or operation of a control does not allow management or employees, in the normal course of performing their assigned functions, to prevent or detect misstatements on a timely basis.  A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of the Funds' annual or interim financial statements will not be prevented or detected on a timely basis.

Our consideration of the Fund's internal control over financial reporting was for the limited purpose described in the first paragraph and would not necessarily disclose all deficiencies in internal control over financial reporting that might be material weaknesses under standards established by the Public Company Accounting Oversight Board (United States).  However, we noted no deficiencies in the Funds' internal control over financial reporting and their operation, including controls over safeguarding securities, that we consider to be material weaknesses as defined above as of August 31, 2012.

This report is intended solely for the information and use of management and the Board of Directors of the Funds and the Securities and Exchange Commission and is not intended to be and should not be used by anyone other than these specified parties.

PricewaterhouseCoopers LLP
San Francisco, California
October 23, 2012

Appendix A

iShares, Inc.

Fund Names

1	iShares MSCI All Country World Minimum Volatility Index Fund
2	iShares MSCI Australia Index Fund
3	iShares MSCI Austria Investable Market Index Fund
4	iShares MSCI Belgium Investable Market Index Fund
5	iShares MSCI Brazil Index Fund
6	iShares MSCI BRIC Index Fund
7	iShares MSCI Canada Index Fund
8	iShares MSCI Chile Investable Market Index Fund
9	iShares MSCI Emerging Markets Asia Index Fund
10	iShares MSCI Emerging Markets Consumer Discretionary Sector Index Fund
11	iShares MSCI Emerging Markets Eastern Europe Index Fund
12	iShares MSCI Emerging Markets EMEA Index Fund
13	iShares MSCI Emerging Markets Energy Sector Capped Index Fund
14	iShares MSCI Emerging Markets Growth Index Fund
15	iShares MSCI Emerging Markets Index Fund
16	iShares MSCI Emerging Markets Minimum Volatility Index Fund
17	iShares MSCI Emerging Markets Small Cap Index Fund
18	iShares MSCI Emerging Markets Value Index Fund
19	iShares MSCI EMU Index Fund
20	iShares MSCI France Index Fund
21	iShares MSCI Germany Index Fund
22	iShares MSCI Global Agriculture Producers Fund
23	iShares MSCI Global Energy Producers Fund
24	iShares MSCI Global Gold Miners Fund
25	iShares MSCI Global Select Metals & Mining Producers Fund
26	iShares MSCI Global Silver Miners Fund
27	iShares MSCI Hong Kong Index Fund
28	iShares MSCI Israel Capped Investable Market Index Fund
29	iShares MSCI Italy Index Fund
30	iShares MSCI Japan Index Fund
31	iShares MSCI Japan Small Cap Index Fund
32	iShares MSCI Malaysia Index Fund
33	iShares MSCI Mexico Investable Market Index Fund
34	iShares MSCI Netherlands Investable Market Index Fund
35	iShares MSCI Pacific ex-Japan Index Fund
36	iShares MSCI Singapore Index Fund
37	iShares MSCI South Africa Index Fund
38	iShares MSCI South Korea Index Fund
39	iShares MSCI Spain Index Fund
40	iShares MSCI Sweden Index Fund
41	iShares MSCI Switzerland Index Fund
42	iShares MSCI Taiwan Index Fund
43	iShares MSCI Thailand Investable Market Index Fund
44	iShares MSCI Turkey Investable Market Index Fund
45	iShares MSCI United Kingdom Index Fund
46	iShares MSCI USA Index Fund
47	iShares MSCI World Index Fund
1	iShares MSCI All Country World Minimum Volatility Index Fund
2	iShares MSCI Australia Index Fund
3	iShares MSCI Austria Investable Market Index Fund
4	iShares MSCI Belgium Investable Market Index Fund
5	iShares MSCI Brazil Index Fund
6	iShares MSCI BRIC Index Fund
7	iShares MSCI Canada Index Fund
8	iShares MSCI Chile Investable Market Index Fund
9	iShares MSCI Emerging Markets Asia Index Fund
10	iShares MSCI Emerging Markets Consumer Discretionary Sector Index Fund
11	iShares MSCI Emerging Markets Eastern Europe Index Fund
12	iShares MSCI Emerging Markets EMEA Index Fund
13	iShares MSCI Emerging Markets Energy Sector Capped Index Fund
14	iShares MSCI Emerging Markets Growth Index Fund
15	iShares MSCI Emerging Markets Index Fund
16	iShares MSCI Emerging Markets Minimum Volatility Index Fund
17	iShares MSCI Emerging Markets Small Cap Index Fund
18	iShares MSCI Emerging Markets Value Index Fund
19	iShares MSCI EMU Index Fund
20	iShares MSCI France Index Fund
21	iShares MSCI Germany Index Fund
22	iShares MSCI Global Agriculture Producers Fund
23	iShares MSCI Global Energy Producers Fund
24	iShares MSCI Global Gold Miners Fund
25	iShares MSCI Global Select Metals & Mining Producers Fund
26	iShares MSCI Global Silver Miners Fund
27	iShares MSCI Hong Kong Index Fund
28	iShares MSCI Israel Capped Investable Market Index Fund
29	iShares MSCI Italy Index Fund
30	iShares MSCI Japan Index Fund
31	iShares MSCI Japan Small Cap Index Fund
32	iShares MSCI Malaysia Index Fund
33	iShares MSCI Mexico Investable Market Index Fund
34	iShares MSCI Netherlands Investable Market Index Fund
35	iShares MSCI Pacific ex-Japan Index Fund
36	iShares MSCI Singapore Index Fund
37	iShares MSCI South Africa Index Fund
38	iShares MSCI South Korea Index Fund
39	iShares MSCI Spain Index Fund
40	iShares MSCI Sweden Index Fund
41	iShares MSCI Switzerland Index Fund
42	iShares MSCI Taiwan Index Fund
43	iShares MSCI Thailand Investable Market Index Fund
44	iShares MSCI Turkey Investable Market Index Fund
45	iShares MSCI United Kingdom Index Fund
46	iShares MSCI USA Index Fund
47	iShares MSCI World Index Fund